Exhibit 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 033-95702, 033-97542, 333-02828, 333-02892, 333-20245, 333-24493, 333-30328, 333-40185, and 333-123434 of Protection One, Inc. on Form S-8; Registration Statement No. 333-140362 of Protection One, Inc. and Protection One Alarm Monitoring, Inc. on Amendment No. 1 and No. 2 to Form S-3 and to Form S-4, respectively, of our report dated March 15, 2007 (October 23, 2007 as to Note 14) relating to the consolidated financial statements and consolidated financial statement schedule of Protection One, Inc., (which report expresses an unqualified opinion and includes an explanatory paragraph for a change in method of accounting for share-based compensation upon adoption of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” on January 1, 2006), appearing in this Current Report on Form 8-K dated October 25, 2007.

/s/ Deloitte & Touche LLP

Kansas City, Missouri

October 23, 2007